UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: April 13, 1995


                      BONRAY DRILLING CORPORATION
        (Exact name of registrant as specified in its charter)

                         Commission File Number 0-9953

          Delaware                                  73-1086424
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification Number)



             4701 N. E. 23rd Street, Oklahoma City, Oklahoma 73121 (Address of principal executive offices, including zip code)

                             405/424-4327
         (Registrant's telephone number, including area code)

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Item 2.  Acquisition or Disposition of Assets.

On March 31, 1995 the Company purchased oil and gas drilling equipment from M.E.L. Oil & Gas Corporation for $1,741,000. Of that amount, $913,000 was paid in cash, with the balance of $828,000 financed by the seller, payable in monthly installments of principal and interest in the amount of $50,000 until paid in full with interest at a rate 1% above the national prime lending rate and secured by the drilling equipment purchased. An independent appraisal of the Company's drilling fleet completed approximately eighteen months ago and the monitoring of recent sales of similar equipment were used to determine the purchase price. The equipment was formerly used for the drilling of oil and gas wells. The Company intends to utilize the equipment in the same activity.

Item 7.  Financial Statements and Exhibits.

(c)   Exhibits filed herewith:

      10(a)  Purchase and Sale Agreement dated March 31, 1995.

      10(b)  Promissory Note dated March 31, 1995.

      10(c)  Security Agreement dated March 31, 1995.

                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   BONRAY DRILLING CORPORATION


Date:  April 13, 1995              By: /s/  RICHARD B. HEFNER
                                       -------------------------------
                                       Richard B. Hefner, President and
                                       Chief Executive Officer